Exhibit 99.1

Vocal, Inc. Announces Successful Launch of $1.235M Regulation CF Community Round

NEW YORK, September 22, 2023 /PRNewswire/ -- Vocal, Inc. is pleased to announce it has filed with the SEC a Form C/A allowing it to update its previously announced Reg CF for $123,500 to $1,235,000. This move, in line with parent company Creatd, Inc.'s ongoing strategy, will reduce its reliance on the holding company to fund its flagship subsidiary Vocal, Inc. This financing structure aims to create shareholder value by reducing dilution, avoiding toxic lending, and allowing investors to directly participate in the revenues of the Vocal platform.

Investors who participate in the early stages of the campaign prior to 10/9/2023 will be eligible for bonus shares, amplifying the value of their investment. The investment offers a substantial return and direct investment in Vocal’s technology. This is a testament to the company's commitment to rewarding its community of investors and increasing shareholder value.

The Vocal Reg CF fundraising round is a community-driven initiative. In addition to an attractive investment opportunity, it signifies a transformative shift in the investment landscape. Vocal's community of 2 million creators are now empowered to invest in the platform that they've helped build and seen flourish. Traditional investors are also given a unique chance to be part of a dynamic, growing platform, enhancing both value and potential in the creator economy.

Jeremy Frommer, Creatd's CEO, commented, "Vocal’s Reg CF mirrors our vision for a robust, community-driven future. By staunchly countering dilution and toxic lending, we're reinforcing our foundation for the benefit of creators and investors. Creatd is fulfilling its original strategy as a publicly traded holding company with a portfolio of technology related companies.”

Justin Maury, Vocal's CEO, added, "In this new chapter, we're doing more than just expanding our business model; we're inviting our most valued asset—our community of creators—to invest alongside us. This is your platform as much as it is ours, and it's only fitting that you have the opportunity to partake in the value creation that your content, engagement, and loyalty bring. You've been instrumental in shaping Vocal, and now you can share in Vocal's financial future as well."

For detailed information about Vocal's Reg CF and to explore the investment opportunities, please visit: https://invest.vocal.media

About Creatd

Creatd, Inc. ($VOCL) operates as a publicly traded holding company, strategically positioned in the digital landscape. Central to its business portfolio is its subsidiary Vocal, Inc. and its flagship product Vocal, a social media and publishing platform designed to drive user engagement and monetization.

For further inquiries, please contact:

Investor Relations: ir@creatd.com

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